                                  SCHEDULE 14A

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:
/ / Preliminary proxy statement

/ / Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

- -------------------------------------------------------------------------------
                              THERATX, INCORPORATED
                (Name of Registrant as Specified in Its Charter)
- -------------------------------------------------------------------------------

                        Board of Directors of Registrant
                        --------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:  N/A

- -------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:  N/A

- -------------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

            N/A
- -------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:  N/A

- -------------------------------------------------------------------------------

    (5) Total fee paid:  N/A

- -------------------------------------------------------------------------------

    /X/ Fee paid previously with preliminary materials.

- -------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:  N/A

- -------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:  N/A

- -------------------------------------------------------------------------------

    (3) Filing Party:  N/A

- -------------------------------------------------------------------------------

    (4) Date Filed:  N/A
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
TO THE STOCKHOLDERS OF THERATX, INCORPORATED

    You are cordially invited to attend the Annual Meeting of Stockholders of TheraTx, Incorporated ("TheraTx" or the "Company") on Thursday, May 30, 1996 at 9:00 a.m., Eastern Daylight Savings Time. The Annual Meeting will be held at the Doubletree Hotel at Concourse, Atlanta, Georgia.

    At the meeting, you will be asked to consider and vote upon the following proposals: (i) the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.001 par value per share, from 30,000,000 to 50,000,000 shares; (ii) the approval of the Company's 1996 Stock Option/Stock Issuance Plan; (iii) the approval of the Company's Employee Stock Purchase Plan; (iv) the election of four (4) individuals to serve as directors of the Company until the 1999 Annual Meeting; and (v) the ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. The proposals included in the proxy statement are very important to the continued growth and development of the Company. In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to the stockholders.

    We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting; however, whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid reply envelope. By returning the proxy, you can help TheraTx avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.


May 11, 1996



                                          JOHN A. BARDIS
                                          President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                              THERATX, INCORPORATED


                                  -------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TheraTx, Incorporated, a Delaware corporation ("TheraTx" or the "Company"), will be held on Thursday, May 30, 1996 at 9:00 a.m. Eastern Daylight Savings Time at the Doubletree Hotel at Concourse, Atlanta, Georgia, for the following purposes:

    1. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.001 par value per share, from 30,000,000 to 50,000,000 shares;

    2.  To approve the Company's 1996 Stock Option/Stock Issuance Plan;

    3.  To approve the Company's Employee Stock Purchase Plan;

    4. To elect four (4) members to the Company's Board of Directors to serve as directors until the 1999 Annual Meeting from the following nominees: Bret W. Jorgensen, Craig T. Davenport, Robert J. Erra and Patrick T. Hackett;

    5. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year ending December 31, 1996; and

    6.  To transact such other business as may properly come before the meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on May 1, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                            By Order of the Board of Directors



                                            JONATHAN H. GLENN
                                            Secretary

Atlanta, Georgia
May 11, 1996

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                 PROXY STATEMENT

                                  ------------

                              THERATX, INCORPORATED

                                   -----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      This Proxy Statement and the enclosed proxy card are solicited on behalf of the Board of Directors of TheraTx, Incorporated ("TheraTx" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 30, 1996 at 9:00 a.m., Eastern Daylight Savings Time, and at any and all adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

      TheraTx intends to mail this Proxy Statement and the accompanying proxy card on or about May 13, 1996 to all stockholders entitled to vote at the Annual Meeting. TheraTx's principal executive offices are located at 400 Northridge Road, Suite 400, Atlanta, Georgia 30350. The telephone number at that address is
(770) 518-9449.


VOTING

      Only stockholders of record as of close of business on May 1, 1996 are entitled to notice of, and to vote, at the Annual Meeting. As of May 1, 1996, 20,609,889 shares of the Company's Common Stock were issued and outstanding. On each matter to be considered at the meeting, each holder of Common Stock will be entitled to cast one vote for each share of the Company's Common Stock held of record by such stockholder on May 1, 1996. Pursuant to Delaware law, directors are elected by a plurality vote and the increase to the Company's authorized capital stock is approved by the affirmative vote of a majority of the Company's shares outstanding and entitled to vote at the Annual Meeting. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

      A majority of the Company's Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of TheraTx at TheraTx's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION


      TheraTx will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional material furnished to stockholders. The Company has engaged the firm of Georgeson & Company Inc. to solicit proxies for the Annual Meeting. The fee for this service is estimated at $7,500 plus reasonable out-of-pocket expenses, which costs and expenses will be borne by the Company. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. TheraTx may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of TheraTx. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                 PROPOSAL NO. 1

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

      The present capital structure of the Company authorizes 30,000,000 shares of Common Stock. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board of Directors, on April 25, 1996, unanimously approved the amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized by Article 4 from 30,000,000 shares to 50,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment to the Company's stockholders for adoption.

      Of the 30,000,000 shares of Common Stock now authorized to be issued under the Company's Certificate of Incorporation, as of May 1, 1996, approximately 20,609,889 shares were outstanding, 3,325,239 shares were reserved for issuance upon the exercise of outstanding options under the 1994 Plan and 4,166,667 shares were reserved for issuance upon conversion of the Company's 8% Convertible Subordinated Notes Due 2002. In addition, the Board of Directors has adopted the 1996 Plan and the Employee Stock Purchase Plan, subject to stockholder approval, pursuant to which 2,000,000 and 1,000,000 shares, respectively, will be reserved for issuance. Holders of TheraTx Common Stock have no preemptive rights.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

      Authorizing an additional 20,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Company has no present plans or commitments with respect to the issuance of the proposed additional shares of Common Stock except for the reservation and issuance of additional shares pursuant to the 1996 Plan and the Employee Stock Purchase Plan if approved by the stockholders at the Annual Meeting. The Board of Directors believes it is necessary to have the ability to issue such additional Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financings, stock dividends or stock splits without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

      The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected.

STOCKHOLDER APPROVAL

      The affirmative vote of a majority of the outstanding voting shares of the Company entitled to vote at the Annual Meeting is required for approval of the amendment of the Company's Certificate of Incorporation authorizing 20,000,000 additional shares of Common Stock. If such approval is obtained, then the amendment will become effective immediately upon filing with the Delaware Secretary of State.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 50,000,000.

                                 PROPOSAL NO. 2

              APPROVAL OF THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN

PLAN BACKGROUND


      The Company's stockholders are being asked to approve the 1996 Stock Option/Stock Issuance Plan (the "1996 Plan") pursuant to which 2,000,000 shares of Common Stock will be reserved for issuance. The Board of Directors has authorized the implementation of the 1996 Plan as a comprehensive equity incentive program. As there are only limited number of shares available for grant under the existing 1994 Stock Option/Stock Issuance Plan (the "1994 Plan"), the Board of Directors believes the adoption of the 1996 Plan is necessary to attract and retain the services of those persons essential to the Company's growth and financial success. The 1996 Plan became effective upon adoption by the Board on April 25, 1996, subject to stockholder approval at the Annual Meeting.


      The following is a summary of the principal features of the 1996 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1996 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Atlanta, Georgia.

STRUCTURE OF EQUITY INCENTIVES PROGRAM

      The 1996 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program; (ii) a Stock Issuance Program; and (iii) an Automatic Option Grant Program. The principal features of these programs are described below. The Discretionary Option Grant Program and the Stock Issuance Program will be administered by the Compensation Committee of the Board (the "Committee"). The Committee will have complete discretion (subject to the provisions of the 1996 Plan) to determine which eligible individuals are to receive option grants or stock issuances, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive option or a non-statutory option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Committee with respect to the grants made thereunder.

SHARE RESERVE


      A total of 2,000,000 shares of Common Stock has initially been reserved for issuance over the ten year term of the 1996 Plan. This share reserve will automatically increase on the first trading day of each calendar year, beginning with the 1997 calendar year, by an amount equal to 2% of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year. In no event may any one participant in the 1996 Plan be granted stock options, separately exercisable stock appreciation rights or direct stock issuances for more than 750,000 shares in the aggregate under the 1996 Plan per calendar year.


ELIGIBILITY

      Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board (other than those serving as members of the Committee) and consultants in the service of the Company and its parent and subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board (including members of the Committee) will also be eligible to participate in the Automatic Option Grant Program.

      As of May 1, 1996, approximately nine executive officers, 5,000 other employees and three non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and six non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

      The fair market value per share of Common Stock on any relevant date under the 1996 Plan will be the closing selling price per share on the date of grant as reported on the Nasdaq National Market. On April 15, 1996, the closing selling price per share was $13 3/8.

                       DISCRETIONARY OPTION GRANT PROGRAM

      Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

      Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Committee will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

      The Committee is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

           Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock.

           Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the take-over price per share over (ii) the exercise price payable for such share.

                             STOCK ISSUANCE PROGRAM

      Shares may be issued under the Stock Issuance Program for such valid consideration under the Delaware General Corporation Law as the Plan Administrator deems appropriate, including a full-recourse, interest-bearing promissory note secured by the purchased shares. However, the value of such consideration as determined by the Plan Administrator may not be less than one hundred percent (100%) of the fair market value of the issued shares at the time of issuance. Shares may also be issued solely as a bonus for past services.

      The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The following requirements will govern the applicable vesting schedule:


          - For any shares which are to vest solely through the performance of services, the Committee will impose a minimum service period of at least three (3) years before any of the shares will vest.


           - For any shares which are to vest upon the participant's performance of services and the Company's attainment of one or more prescribed performance milestones, the Committee will impose a minimum service period of at least one (1) year.

      The Committee will have the sole and exclusive authority, exercisable upon a participant's termination of service, to vest any or all unvested shares of Common Stock at the time held by that participant, to the extent the Committee determines that such vesting provides an appropriate severance benefit under the circumstances.

                         AUTOMATIC OPTION GRANT PROGRAM

      The Automatic Option Grant Program will become effective upon stockholder approval of the 1996 Plan at the Annual Meeting, and no further option grants to non-employee Board members will be made under the Automatic Option Grant Program currently in effect for non-employee Board members under the 1994 Plan.


      Under the Automatic Option Grant Program to be in effect under the 1996 Plan, each individual who first becomes a non-employee Board member at or after the 1996 Annual Meeting will automatically be granted at that time an option for 25,000 shares of Common Stock. In addition, at each Annual Stockholders Meeting beginning with the 1996 Annual Meeting, each individual who is to continue to serve as a non-employee Board member will be granted an option to acquire 5,000 shares of Common Stock, provided such person has served as a non-employee Board member for at least six months. There will be no limit on the number of such 5,000 share options which any one non-employee Board member may receive over the period of Board service.

      Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from such grant date. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. Each initial option grant for 25,000 shares will vest (and the Company's repurchase rights will lapse) in thirty-six successive equal monthly installments over the optionee's period of Board service measured from the option grant date. Each 5,000 share grant will vest (and the Company's repurchase right will lapse) in twelve successive equal monthly installments over the optionee's period of Board service measured from the option grant date.

      The shares subject to each automatic option grant will immediately vest upon the happening of certain events, including the optionee's death or permanent disability while serving as a Board member, an acquisition of the Company by merger or asset sale, or a hostile change in control of the Company effected through a hostile tender offer for more than 50% of the Company's outstanding voting securities or a change in the majority of the Board by reason of one or more contested elections for Board membership. In addition, upon the successful completion of such hostile tender-over, each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (i) the highest price per share of Common Stock paid in such tender offer over (ii) the exercise price payable per share.

                               GENERAL PROVISIONS

ACCELERATION


      In the event the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Under certain circumstances, the terminating options may be exercised on a deferred payment basis, provided the optionee remains personally liable and interest accrues on the unpaid amount over the deferral period. Any options assumed or replaced in connection with such acquisition will be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition will be subject to full and immediate vesting, in the event the optionee's service with the successor entity is subsequently terminated within 24 months following the acquisition. The Committee also has the discretionary authority to provide for the automatic acceleration of outstanding options under the Discretionary Option Grant Program and the automatic vesting of unvested shares under the Stock Issuance Program under the 1996 Plan upon such terms and conditions as the Committee deems appropriate. This discretion may be exercised at the time of grant or at any time an option remains outstanding and may be exercised in a variety of events, including a transaction involving a change in ownership or control of the Company.


      The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

CHANGES IN CAPITALIZATION

           In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1996 Plan; (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1996 Plan per calendar year; (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

FINANCIAL ASSISTANCE

      The Plan Administrator may institute a loan program in order to assist one or more individuals in financing the purchase of shares under the 1996 Plan. The form in which such assistance is to be made available (including loans or installment payments) and the terms upon which such assistance is to be provided will be determined by the Committee. However, all promissory notes will be full recourse, and the maximum amount of financing provided any individual may not exceed the amount of cash consideration payable for the issued shares plus all applicable Federal, state and local taxes incurred in connection with the acquisition of the shares.

SPECIAL TAX ELECTION

      The Committee may provide one or more holders of outstanding options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Committee may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

      The Board may amend or modify the 1996 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1996 Plan at any time, and the 1996 Plan will in all events terminate on April 25, 2006.

NEW PLAN BENEFITS AND STOCK AWARDS

      No option grants or stock issuances have been made to date under the 1996 Plan. The following table sets forth certain information regarding the options which will be granted under the Automatic Option Grant Program on the date of the Annual Meeting to each individual who is to continue to serve as a non-employee Board member. Each option will have an exercise price per share equal to the closing selling price per share of Common Stock on that date on the Nasdaq National Market.

                                                                                           Number of
                              Name                                                       Option Shares
                              ----                                                       -------------
DIRECTORS

      Craig T. Davenport.......................................                               5,000

      Robert J. Erra...........................................                               5,000

      Patrick T. Hackett.......................................                               5,000(1)

      W. David Holder..........................................                               5,000

      Donald B. Milder.........................................                               5,000

      L. John Wilkerson........................................                               5,000

All non-employee directors as a group..........................                              30,000
      (6 persons)

- --------------------


(1) The economic benefit of the option to be granted to Mr. Hackett has been assigned to E. M. Warburg, Pincus & Co., Inc., or an affiliate thereof, for the account of Warburg, Pincus Investors, L.P.

                         FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

      Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

      Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

      An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCES

      The tax principles applicable to direct stock issuances under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION


      The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purpose of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

                              ACCOUNTING TREATMENT

      Option grants with an exercise price equal to the fair market value of the option shares on the grant date will not result in any compensation expense to be charged against the Company's earnings, but the Company must disclose, in proforma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options to be treated as a compensation expense. In addition, the number of outstanding options may be factor in determining the Company's earnings per share on a fully-diluted basis.

      Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then those rights will result in compensation expense to the Company's earnings.

                              STOCKHOLDER APPROVAL


      The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the 1996 Plan, and the 1996 Plan will become effective immediately upon such stockholder approval. However, if such stockholder approval is not obtained, then the 1996 Plan will not be implemented, any option grants made under the 1996 Plan prior to the Annual Meeting will terminate without becoming exercisable for any of the option shares, and no further option grants or stock issuances will be made under the 1996 Plan. The Company's 1994 Stock Option/Stock Issuance Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 1994 Plan until the available balance of Common Stock reserved under the 1994 Plan is issued.


      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1996 PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO IMPLEMENT A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR THE COMPANY WHICH WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OFFICERS, EMPLOYEES AND NON- EMPLOYEE BOARD MEMBERS TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

                                 PROPOSAL NO. 3

                  APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

PLAN BACKGROUND

         The stockholders are also being asked to vote on a proposal to approve the Company's Employee Stock Purchase Plan (the "Purchase Plan"), pursuant to which 1,000,000 shares will be reserved for issuance. The Purchase Plan is intended to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The Purchase Plan was adopted by the Board on April 25, 1996, and will become effective on November 1, 1996 (the "Effective Date"),subject to approval by the stockholders at the Annual Meeting.

         The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the attention of the Corporate Secretary of the Company at the Company's corporate offices in Atlanta, Georgia.

ADMINISTRATION

         The Purchase Plan will be administered by the Compensation Committee of the Board. The Compensation Committee as the Plan Administrator will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

SHARE RESERVE

         A total of 1,000,000 shares of Common Stock have been reserved for issuance over the ten (10)-year term of the Purchase Plan. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the Purchase Plan, including the class and number of securities purchasable per participant during any one (1) purchase period, and (ii) the class and maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

PURCHASE PERIODS


         The Purchase Plan will be implemented in a series of successive six
(6)-month purchase periods. Purchase periods will run from the first business day in April to the last business day in October each year and from the first business day in November each year to the last business day in March in the following year. The initial purchase period will begin on November 1, 1996 and end on the last business day in April 1997.


ELIGIBILITY


         Any individual (other than an executive officer) who is expected to work on a regular basis for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate ("Eligible Employee") will be eligible to participate in the Plan. Each individual who is an Eligible Employee on the start date of any purchase period may participate in such purchase period.


         Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Committee, to extend the benefits of the Purchase Plan to their eligible employees.

         As of December 31, 1995, approximately 5,000 employees, were eligible to participate in the Purchase Plan.

PURCHASE PROVISIONS

         Each participant will be granted a separate purchase right for each purchase period in which he or she participates. The purchase right will be granted on the start date of that purchase period and will be automatically exercised on the last business day of that purchase period.

         Each participant may authorize payroll deductions in any multiple of one percent (1%) of his or her base salary, up to a maximum of the lesser of ten percent (10%) or five thousand dollars ($5,000).


         On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for that purchase period. No participant may, during any one purchase period, purchase more than 500 shares of Common Stock.


PURCHASE PRICE

         The purchase price per share at which Common Stock will be purchased on the participant's behalf on the last day of each purchase period will be no less than ninety-five percent (95%) of the lower of (i) the fair market value per share of Common Stock on the start date of that purchase period or (ii) the fair market value per share of Common Stock on the purchase date.

VALUATION

         The fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date on the Nasdaq National Market. On April 15, 1996, the fair market value per share of Common Stock was $133/8 per share.

SPECIAL LIMITATIONS

         The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

                (i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company of any of its affiliates.

               (ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

TERMINATION OF PURCHASE RIGHTS

         The purchase right will immediately terminate upon the participant's loss of Eligible Employee status, and any payroll deductions collected for the purchase period in which such termination occurs will be refunded. The purchase right will also terminate upon the participant's affirmative withdrawal from the purchase period, and any payroll deductions collected for the purchase period in which the withdrawal occurs will be immediately refunded.

STOCKHOLDER RIGHTS

         No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

         Purchase rights will not be assignable or transferable and will be exercisable only by the participants.

ACQUISITION

         Should the Company be acquired by merger or asset sale during any purchase period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will not be less than ninety-five percent (95%) of the lower of (i) the fair market value per share of Common Stock on the start date of that purchase period or (ii) the fair market value per share of Common Stock immediately prior to such acquisition.

AMENDMENT AND TERMINATION

         The Purchase Plan will terminate upon the earliest to occur of (i) the last business day in October, 2006, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

         The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan or the number of shares purchasable per participant during any one purchase period, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

                            FEDERAL TAX CONSEQUENCES

         The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

         If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the purchase period in which such shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess. Any additional gain recognized by the participant upon the disposition will be capital gain.

         If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the purchase period in which such shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) five percent (5%) of the fair market value of the shares on the start date of the purchase period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

         If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) five percent (5%) of the fair market value of the shares on the start date of the purchase period in which those shares were acquired will constitute ordinary income in the year of death.

                              ACCOUNTING TREATMENT

         Under current accounting rules, the issuance of shares of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in proforma statements to the Company's financial statements, the impact the outstanding purchase rights under the Purchase Plan would have upon the Company's reported earnings were the value of those rights to be treated as a compensation expense.

                              STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the Purchase Plan. Should such stockholder approval not be obtained, then the Purchase Plan will not be implemented.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PURCHASE PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO IMPLEMENT A PROGRAM OF STOCK OWNERSHIP FOR THE COMPANY'S EMPLOYEES WHICH PROVIDES THEM WITH AN OPPORTUNITY TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE COMPANY AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

                                 PROPOSAL NO. 4

                              ELECTION OF DIRECTORS

         The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes, each class serving for a period of three years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. The class of directors whose term expires as of the Annual Meeting includes incumbent directors Bret W. Jorgensen, Craig T. Davenport, Robert J. Erra and Patrick T. Hackett.

         Proxyholders will vote all proxies received by them FOR the nominees listed below unless otherwise instructed in writing on such proxy. The four (4) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of TheraTx. Stockholders of TheraTx are not entitled to cumulative voting rights. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

DIRECTORS AND NOMINEES

  INFORMATION WITH RESPECT TO NOMINEES

         Set forth below, as of May 1, 1996, for each nominee for director of TheraTx is information regarding his age, position(s) with TheraTx, the period he has served as a director, any family relationship with any other director or executive officer of TheraTx and the directorships currently held by him in corporations whose shares are publicly registered.

                                               NOMINEES FOR ELECTION

NAME                                        AGE          POSITION
- ----                                        ---          --------
Bret W. Jorgensen                           37           President, TheraTx
                                                         Health Services Group
                                                         and Director
Craig T. Davenport (1)                      43           Director
Robert J. Erra (1) (2)                      53           Director
Patrick T. Hackett (2)                      34           Director

- ----------------------

                    (1)  Member of the Compensation Committee
                    (2)  Member of the Audit Committee

         Bret W. Jorgensen, a co-founder of the Company, has served as a director since May 1993 and has been President, TheraTx Health Services Group since February 1995. From May 1994 until February 1995, Mr. Jorgensen served as Vice President and General Manager, TheraTx Health Services Division and as Vice President Operations from February 1991 to May 1994. From the Company's inception in July 1989 to August 1991, Mr. Jorgensen served as the Company's Secretary. Mr. Jorgensen was responsible for all operations of the Company from inception through May 1994, and has overseen the operations of TheraTx Health Services Division since June 1994. From July 1986 to August 1990, Mr. Jorgensen served as President of Praendex San Diego, a management consulting firm.

      Craig T. Davenport has served as a director since December 1991. From October 1, 1994 to the present, Mr. Davenport has been the President, Chief Operating Officer and a director of Home Healthcare Interactive, Inc. From May 1985 through December 1993, Mr. Davenport was the President, Chief Operating Officer and a director of Tokos Medical Corporation ("Tokos"), a company specializing in providing women's home health care services for complicated obstetrical and gynecological conditions. Prior to joining Tokos, Mr. Davenport was President of American Hospitex and American Physicians' Service and Supply. Mr. Davenport is a director of Tokos and several privately held companies.

      Robert J. Erra has served as a director since April 1990 and served as Chairman of the Board from June 1990 to May 1994. Since November 1993, Mr. Erra has been a partner of MCG Healthcare Consultants. From December 1988 to October 1993, Mr. Erra was the Senior Vice President and Chief Operating Officer of the Scripps Clinic and Research Foundation. Prior to December 1988, Mr. Erra served in a variety of positions, including as President of Western Health Plans, as Administrator of the Santa Barbara Medical Foundation, as Associate Vice Chancellor for the School of Medicine at University of California at San Diego, and as a Senior Vice President with Scripps Medical Clinic. Mr. Erra is also a director of Quantum Health Resources, Inc. and two privately held companies.

      Patrick T. Hackett became a director effective May 31, 1994. Mr. Hackett has served as a Managing Director of E.M. Warburg, Pincus & Company, since January 1994. Mr. Hackett served as Vice President of Warburg, Pincus Ventures, Inc., a venture capital subsidiary of E.M. Warburg, Pincus & Company, from January 1991 to December 1993 and as an associate from May 1990 to December 1991. From February 1988 to May 1990, Mr. Hackett served as Vice President and Treasurer of Cove Capital Associates, Inc., a private investment firm. Mr. Hackett also serves as a director of three privately held companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOUR NOMINEES NAMED ABOVE.

CONTINUING DIRECTORS

                                     DIRECTORS CONTINUING TO SERVE UNTIL 1997

NAME                                        AGE               POSITION
- ----                                        ---               --------
John A. Bardis                              39                Director, President and Chief
                                                              Executive Officer
L. John Wilkerson, Ph.D.(1)                 52                Chairman of the Board of Directors

      ---------------------
      (1) Member of the Compensation Committee

      John A. Bardis has been President, Chief Executive Officer and a director since November 1992. From October 1987 to November 1992, Mr. Bardis was a senior executive with Kinetic Concepts, Inc. ("KCI"), a publicly traded medical equipment supplier. Mr. Bardis served in various positions with KCI, including President of KCI Medical Services and as a Senior Vice President of the Healthcare Products and Services Group. From 1978 to 1987, Mr. Bardis held various senior management positions with American Hospital Supply, International Sales Corporation and Baxter International, Inc. including Vice President of the Baxter Operating Room Division and General Manager of the Eastern Zone.

      L. John Wilkerson, Ph.D. has served as a director since June 1992 and as Chairman of the Board since May 1994. Since March 1990, Dr. Wilkerson has served as a General Partner of Galen Associates, a venture capital fund. Since 1982, Dr. Wilkerson has served as President and subsequently Chairman of the Wilkerson Group, one of the leading health care consulting groups in the United States. Dr. Wilkerson is a board member of Gensia, Inc., British BioTechnology Group, plc, Pyxis Corporation and several private health care companies. Dr. Wilkerson is also a board member of Morristown Memorial Hospital, a 650-bed hospital system.

                                     DIRECTORS CONTINUING TO SERVE UNTIL 1998

NAME                                        AGE               POSITION
- ----                                        ---               --------
W. David Holder                             54                Director
Donald B. Milder(1)                         41                Director

     ----------------------
     (1)  Member of the Audit Committee

      W. David Holder has served as a director since April 1990. For more than five years Mr. Holder has been an investor, director and consultant with, and currently serves as President of, David Holder Associates, a firm investing in and providing consulting services to a number of emerging growth health care companies. Mr. Holder has over 18 years of direct experience in health care sales, marketing and operations. Since

February 1994, Mr. Holder has served as the Chairman of the Board, Chief Executive Officer and Vice President of Sales of Edix Corporation. From January 1980 to May 1984, Mr. Holder served as Vice President of Sales of Caremark International.

      Donald B. Milder has served as a director since June 1990. Since March 1989, Mr. Milder has served as a General Partner of Crosspoint Venture Partners, a venture capital fund. From September 1985 to March 1989, Mr. Milder served as Chief Executive Officer of Infusion Systems, a medical delivery device company. Mr. Milder also serves as a director of five privately held companies.

  THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors met seven (7) times during the year ended December 1995. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which such Director served.


      During 1995, TheraTx had a standing Audit Committee comprised of Messrs. Erra, Milder and Hackett. The Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. Selection of independent auditors, however, is made by the Company's Board of Directors. The Audit Committee held two (2) meetings during the year ended December 31, 1995.


      TheraTx has a standing Compensation Committee which met four (4) times during the year ended December 31, 1995. The Compensation Committee consists of Messrs. Davenport and Erra and Dr. Wilkerson. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of TheraTx.

  REMUNERATION


      Effective January 1, 1995, each non-employee director became eligible to receive an annual retainer of $6,000, payable quarterly. In addition, at the 1995 Annual Stockholders Meeting held on May 31, 1995, each of the non-employee Board members received an option grant for 18,333 shares under the Automatic Option Grant Program under the 1994 Stock Option/Stock Issuance Plan, except that the automatic option grant to Mr. Hackett was for 25,000 shares. Each of these option grants will become exercisable for the option shares in 36 successive equal monthly installments over the optionee's period of continued Board service measured from the grant date. Each grant has an exercise price of $14.00 per share, the fair market value per share on the grant date, and a maximum term of 10 years measured from such grant date. The option will vest in full should any of the following events occur while the optionee remains in Board service: the optionee's death or disability or certain changes in control or ownership of the Company.


      Except as set forth below under "Acquisition of PersonaCare," there are no arrangements or understandings involving any director or any nominee regarding such person's status as a director or nominee.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and stockholders owning greater than 10% of the Common Stock of the Company are required by SEC regulation to furnish the Company with copies of all reports filed pursuant to Section 16(a).

      Based solely on a review of copies of such reports required by Section 16(a) or written representations that no such reports were required, the Company believes that its officers, directors and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable Section 16(a) filing requirements during fiscal 1995.

CERTAIN TRANSACTIONS

  LOANS TO EXECUTIVE OFFICERS


      On January 4, 1993, John A. Bardis, the Company's President and Chief Executive Officer, exercised an option to purchase an aggregate of 587,133 shares of the Company's Common Stock granted to him on August 11, 1992 pursuant to the Company's 1990 Stock Option Plan. Mr. Bardis executed a five-year promissory note in favor of the Company, secured by 587,133 shares, in the amount of $281,824 representing the purchase price of the shares. The shares securing the promissory note are released as the promissory note is paid down by Mr. Bardis. The promissory note is due on January 4, 1998, bears interest at the rate of 6.34% compounded annually, and is currently secured by 110,087 shares issued to Mr. Bardis upon exercise of the option. The shares purchased by Mr. Bardis are subject to repurchase by the Company in the event Mr. Bardis ceases service with the Company prior to November 15, 1996. The repurchase right lapses in accordance with the terms governing Mr. Bardis' option. As of February 23, 1996, the Company's repurchase right had lapsed with respect to 477,046 shares, and Mr. Bardis had repaid $260,728 in principal plus accrued interest owing under his note. The highest amount outstanding on this note during the 1995 fiscal year was $281,824.


ACQUISITION OF PERSONACARE

      On May 31, 1994, pursuant to an Agreement and Plan of Reorganization dated May 6, 1994 with PersonaCare, Inc. ("PersonaCare"), PC Acquisition Corp. and certain principal stockholders of PersonaCare, the Company acquired all of the outstanding shares of PersonaCare (the "PersonaCare Merger"). In connection with the PersonaCare Merger, the Company agreed to nominate one individual designated by Warburg for election to the Company's Board of Directors, so long as Warburg owns between 7.5% and 17.0% of TheraTx's voting securities. The designee is Patrick T. Hackett.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the 1933 Act. The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      The Company's Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not effect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      In addition, the Company has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company.

                                 PROPOSAL NO. 5

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The accounting firm of Ernst & Young LLP served as independent auditors for TheraTx for the fiscal year ended December 31, 1995. The Board of Directors, on the recommendation of TheraTx's management, has selected that firm to continue in this capacity for the current fiscal year. TheraTx is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of TheraTx for the fiscal year ending December 31, 1996 and to perform other appropriate services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. TheraTx has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any material relationship with TheraTx nor any affiliate of TheraTx.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

      In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Ernst & Young LLP, the Board of Directors will reconsider such selection. Under all circumstances, the Board retains the corporate authority to change the auditors at a later date.

GENERAL

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information known to TheraTx regarding the beneficial ownership of TheraTx Common Stock as of February 29, 1996 by (i) each Named Executive Officer (as defined below); (ii) each director;
(iii) all current directors and executive officers of TheraTx as a group; and
(iv) each stockholder known to TheraTx to be a beneficial owner of more than five percent (5%) of TheraTx Common Stock.

                                                       AMOUNT AND
                                                       NATURE OF             PERCENT
                                                  BENEFICIAL OWNERSHIP      OF CLASS
NAME OF BENEFICIAL OWNER                                (#)(1)                 (%)
- ------------------------                          --------------------      --------
Crosspoint Venture Partners III .............          751,224(2)             3.51%
Donald B. Milder(3) .........................           52,621                   *
  18552 MacArthur Boulevard, Suite 400
  Irvine, California 92715

Delphi BioVentures, L.P. ....................        1,068,124(4)             5.00
  3000 Sand Hill Road, Building 1, Suite 135
  Menlo Park, California 94025

Galen Partners, L.P. ........................          988,918(5)             4.63
L. John Wilkerson, Ph.D.(6) .................           28,000                   *
  666 Third Avenue, Suite 135
  New York, New York 10017-4011

FMR Corp.(7) ................................        3,307,347               14.68
  82 Devonshire Street
  Boston, Massachusetts 02109-0614

Warburg, Pincus Investors, L.P.(8) ..........        2,433,705               11.39
  Patrick T. Hackett(8)(9)
  466 Lexington Avenue
  New York, New York 10017

John A. Bardis(10) ..........................          539,368(11)            2.52
  c/o TheraTx, Incorporated
  400 Northridge Road, Suite 400
  Atlanta, Georgia 30350

Bret W. Jorgensen(10).........................................................      377,916(12)            1.77
Donald R. Myll(13)............................................................      106,916(14)               *
Laura E. Cayce(13)............................................................       53,374(15)               *
Louis E. Hallman, III(13).....................................................      351,500(16)            1.65
William J. Haffey, Ph.D.(13)..................................................       56,222(17)               *
Craig R. Reamsnyder(13).......................................................       39,723(18)               *
Craig T. Davenport(9).........................................................       30,066(19)               *
Robert J. Erra(9).............................................................       41,666(20)               *
W. David Holder(9)............................................................      148,046(21)               *
Jonathan H. Glenn(13).........................................................       16,770(18)               *
B. Wayne Clark (13)...........................................................       20,666(18)               *
All directors and executive officers as a group
  (15 persons)(22) ...........................................................       1,887,854             8.68

- ---------------
* Less than 1%.

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Shares of Common Stock subject to stock options or warrants which are currently exercisable or which become exercisable within 60 days after February 29, 1996 are deemed outstanding for purposes of computing the percentage ownership of outstanding Common Stock of the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of Common Stock of any other person or group.

 (2) Includes 48,416 shares of Common Stock issuable upon the exercise of immediately exercisable warrants. Excludes 25,000 shares of Common Stock issuable upon exercise of immediately exercisable options granted to, and 2,000 shares owned directly by, Donald B. Milder. Also excludes 25,621 shares held by the Milder Community Property Trust.

 (3) Donald B. Milder, a director of TheraTx, is a General Partner of Crosspoint Venture Partners III. Except to the extent of his partnership interest, Mr. Milder disclaims beneficial ownership of the shares held by Crosspoint Venture Partners III.

 (4) Includes 30,257 shares of Common Stock issuable upon the exercise of immediately exercisable warrants. Also includes 3,774 shares held by Delphi BioInvestments, L.P., of which 107 shares of Common Stock are issuable upon the exercise of immediately exercisable warrants.

 (5) Includes 25,489 shares of Common Stock issuable upon the exercise of immediately exercisable warrants. Also includes 92,299 shares held by Galen Partners International, L.P., of which 2,624 shares of Common Stock are issuable upon the exercise of immediately exercisable warrants. Excludes 25,000 shares of Common Stock issuable upon exercise of immediately exercisable options granted to, and 1,000 shares owned directly by, L. John Wilkerson. Also excludes 2,000 shares held by The Wilkerson Family Charitable Lead Trust.

 (6) L. John Wilkerson, Ph.D., a director of TheraTx, is a General Partner of the Galen Partnerships. Except to the extent of his partnership interest, Dr. Wilkerson disclaims beneficial ownership of the shares held by the Galen Partnerships.

 (7) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 2,447,721 shares, as a result of acting as an investment advisor to several investment companies, which includes 735,821 shares issuable upon conversion of the Notes (41.66 shares for each $1,000 principal amount of Notes). Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 859,626 shares (including 443,326 issuable upon conversion of the Notes as determined above). Edward C. Johnson, III, Chairman of FMR Corp., and family members, through their collective ownership of voting common stock of FMR Corp. and the terms of a shareholders' voting agreement, may be deemed to form a controlling group with respect to FMR Corp. under the Investment Company Act of 1940.

 (8) The sole General Partner of Warburg, Pincus Investors, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel
         I. Pincus is the Managing Partner of WP and may be deemed to control WP. E.M. Warburg, Pincus & Company, a New York general partnership, manages Warburg. WP has a 20% interest in the profits of Warburg and, through its wholly-owned subsidiary, E.M. Warburg, Pincus & Co., Inc. ("EMW"), owns 1.13% of the limited partnership interests in Warburg. Mr. Hackett, a director of TheraTx, is a Managing Director of EMW and a General Partner of WP and E.M. Warburg. As such, Mr. Hackett may be deemed to have an indirect pecuniary interest, within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, in an indeterminate portion of the shares beneficially owned by Warburg, EMW and WP. Mr. Hackett disclaims beneficial ownership of these 2,433,705 shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Includes 25,000 shares of Common Stock issuable upon exercise of an immediately exercisable option granted to Mr. Hackett, the economic benefit of which has been assigned to EMW or an affiliate thereof.

 (9)     Director.

(10)     Named executive officer and director.

(11) Includes 56,667 shares of Common Stock issuable upon exercise of vested or immediately exercisable options.

(12) Includes 24,583 shares of Common Stock issuable upon exercise of vested or immediately exercisable options.

(13)     Named executive officer.

(14) Includes 24,583 shares of Common Stock issuable upon exercise of vested or immediately exercisable options.

(15) Includes 36,707 shares of Common Stock issuable upon exercise of vested or immediately exercisable options.

(16) Includes 19,167 shares of Common Stock issuable upon exercise of vested or immediately exercisable options. Excludes 3,333 shares held as Trustee for the Nathaniel James Wood Trust dated May 26, 1993.

(17) Includes 21,223 shares of Common Stock issuable upon exercise of vested or immediately exercisable options.

(18) All shares of Common Stock are issuable upon exercise of vested or immediately exercisable options.

(19) Shares held as Trustee for the Davenport Family Trust U.T.A. dated December 3, 1986. Includes 25,000 shares of Common Stock issuable upon exercise of immediately exercisable options. Also includes 3,000 shares held in trust for the benefit of Mr. Davenport's minor children.

(20) Includes 25,000 shares of Common Stock issuable upon the exercise of an immediately exercisable option.

(21) Includes 111,935 shares of Common Stock held with Jan C. Holder, TTEES for the Holder Family Trust U/A DTD dated January 29, 1985. Excludes 5,847 shares of Common Stock held with Jan C. Holder as TTEES for Zachary Cartwright Holder TR U/A DTD dated October 23, 1981, and 5,847 shares of Common Stock for Jon David Holder TR U/A DTD dated October 23, 1981, both of which trustors are adult children of Mr. Holder. Includes 25,000 shares of Common Stock issuable upon exercise of immediately exercisable options.

(22) Excludes shares beneficially owned by Crosspoint Venture Partners III, the Galen Partnerships and Investors referenced above, as to which directors of the Company have disclaimed beneficial ownership as referenced in footnotes 3, 6 and 8 above. The percentage ownership of all directors and executive officers as a group would be 27.73% if the shares as to which directors disclaim beneficial ownership were included.

EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the executive officers of the Company as of May 1, 1996:

                  NAME                       AGE                                    POSITION
                  ----                       ---                                    --------
John A. Bardis..........................     39      President, Chief Executive Officer and Director
Bret W. Jorgensen.......................     37      President, TheraTx Health Services Group and Director
Donald R. Myll..........................     38      Senior Vice President and Chief Financial Officer
Louis E. Hallman, III...................     37      Vice President Corporate Development
William J. Haffey, Ph.D.................     49      Vice President and Chief Clinical Information Systems Officer
Laura E. Cayce                               42      President, PersonaCare Group
Jonathan H. Glenn                            45      Vice President, General Counsel and Secretary
Craig R. Reamsnyder.....................     41      Vice President and General Manager, Hospital Services Group
B. Wayne Clark..........................     47      Vice President and Chief Administrative Officer

      John A. Bardis has been President, Chief Executive Officer and a director since November 1992. From October 1987 to November 1992, Mr. Bardis was a senior executive with Kinetic Concepts, Inc. ("KCI"), a publicly traded medical equipment supplier. Mr. Bardis served in various positions with KCI, including President of KCI Medical Services and as a Senior Vice President of the Healthcare Products and Services Group. From 1978 to 1987, Mr. Bardis held various senior management positions with American Hospital Supply, and Baxter International, Inc. including Vice President of the Baxter Operating Room Division and General Manager of the Eastern Zone.

      Bret W. Jorgensen, a co-founder of the Company, has served as a director since May 1993 and has been President, TheraTx Health Services Group since February 1995. From May 1994 until February 1995, Mr. Jorgensen served as Vice President and General Manager, TheraTx Health Services Division and as Vice President Operations from February 1991 to May 1994. From the Company's inception in July 1989 to August 1991, Mr. Jorgensen served as the Company's Secretary. Mr. Jorgensen was responsible for all operations of the Company from inception through May 1994, and has overseen the operations of TheraTx Health Services Division since June 1994. From July 1986 to August 1990, Mr. Jorgensen served as President of Praendex San Diego, a management consulting firm.

      Donald R. Myll has been Senior Vice President since September 1995, and Chief Financial Officer since March 1993. From June 1990 through September 1995, Mr. Myll served as Vice President, Finance. From November 1987 to May 1990, Mr. Myll was Financial Manager and Director of Finance of Advanced Marketing Services, Inc., a publicly traded distributor of books and videos to the specialty retail industry.

      Louis E. Hallman, III, a co-founder of TheraTx, has been Vice President Corporate Development since February 1991 and was a Vice President from TheraTx's inception in July 1989 to February 1991. From December 1986 to July 1989, Mr. Hallman was an independent management consultant to a number of emerging growth companies focusing on business planning, operations, financial forecasting, and implementing financial and accounting control systems.

      William J. Haffey, Ph.D. joined TheraTx as Director, Clinical Services in October 1991 and has been Vice President and Chief Clinical Information Systems Officer since February 1995. From January 1992 until February 1995, Dr. Haffey served as TheraTx's Vice President Clinical Services. From January 1989 to September 1991, Dr. Haffey served as Executive Director, Rehabilitation Services for Sharp HealthCare in San Diego. During his 16 years of rehabilitation experience, Dr. Haffey has published extensively in areas of outcomes assessment, program evaluation and patient management and is a recognized expert in rehabilitation therapy. He is a member of the Editorial Board of the Journal of Head Trauma Rehabilitation.

      Laura E. Cayce has been President, PersonaCare Group since September 1995. From May 1994 through September 1995, Ms. Cayce served as Vice President and General Manager, PersonaCare. From July 1992 to May 1994, Ms. Cayce served as TheraTx's Southern Division Vice President. From November 1991 to June 1992, Ms. Cayce was Vice President of Development for ReLife, Inc. which acquired Renaissance America, Inc. where she served as Vice President of Operations for several years. Ms. Cayce's experience spans 19 years where she served in operations and consultant roles in four nursing home companies, with an emphasis on subacute development. She has been a board member of several hospitals and industry organizations, managed a health care consulting firm, developed prototypical rehabilitation programs and was Vice President of a large home health agency.

      Jonathan H. Glenn joined TheraTx in June 1994 as General Counsel, became Secretary in February 1995 and was made Vice President in October 1995. Mr. Glenn served as general counsel of PersonaCare from May 1992 through May 1994. Prior to joining PersonaCare, Mr. Glenn was a principal in the law firm of Tabor, Glenn and Betten, P.A. in Baltimore, Maryland, where he practiced law since 1978.

      Craig R. Reamsnyder has been Vice President and General Manager, Hospital Services Group since September 1995. From January 1993 through September 1995, Mr. Reamsnyder served as Vice President Market Development. From April 1988 to November 1992, Mr. Reamsnyder was Eastern Zone Vice President for KCI. Prior to 1988, Mr. Reamsnyder served in various sales, marketing and management positions with American Hospital Supply, most recently as Southeast Area Vice President for the Operating Room Division.

      B. Wayne Clark has been Vice President and Chief Administrative Officer since September 1995. From February 1994 through September 1995, Mr. Clark served as Vice President Administrative Services. From March 1993 to February 1994, Mr. Clark served as Senior Director, Administrative Services. From August 1983 to February 1993, Mr. Clark served in a variety of roles, including Salesman, General Manager of Distributorship, District Manager, Director of National Accounts, Director of Capital Sales, Senior Director of Sales Administration and Vice President of Operations and Administration with KCI.

                             STOCK PERFORMANCE GRAPH


      The graph depicted below shows TheraTx's stock price as an index for the period commencing June 30, 1994 to December 29, 1995, assuming $100 invested on June 24, 1994 (the date of TheraTx's initial public offering) and reinvestment of dividends, along with the composite prices of companies listed on the Long Term Care Composite ("LTCC"). The Company believes that the LTCC provides a more appropriate measure of the Company's stock price performance than the University of Chicago's Center for Research on Security Prices ("CRSP") Total Return Index for National Association of Securities Dealers Automated Quotation ("Nasdaq") Stock Market utilized by the Company in last year's proxy statement. The LTCC listed companies are more comparable to the Company in size and industry focus. However, the CRSP index is also depicted for comparison purposes.

                   PERFORMANCE GRAPH FOR THERATX, INCORPORATED
                  INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN
                 CRSP TOTAL RETURN INDEX FOR NASDAQ STOCK MARKET
                        AND THE LONG TERM CARE COMPOSITE(1)


                           06/30/94          12/30/94       12/29/95
                           --------          --------       --------
NASDAQ Stock Market         $100.00           $107.05        $151.40
CRSP Index                                    $115.58        $146.67
TheraTx, Inc.                                 $162.50        $100.00
Long Term Care Comp                           $113.47        $ 84.94


- ------------------

      (1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the 1933 Act or the 1934 Act which might incorporate future filings, including this Proxy Statement, the preceding Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT2

      It is the responsibility of the Compensation Committee (the "Committee") of the TheraTx Board of Directors to make recommendations to the Board of Directors regarding the salary and bonuses to be paid to the Company's executive officers each fiscal year. The Committee also administers the 1994 Stock Option/Stock Issuance Plan, as amended (the "1994 Plan"), and will also administer the 1996 Stock Option/Stock Issuance Program (the "1996 Plan") if the 1996 Plan is approved by the stockholders at the Annual Meeting. Equity incentives may be granted under both the 1994 Plan and the 1996 Plan to executive officers as part of their long-term compensation package. The following is a summary of the policies of the Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

      GENERAL COMPENSATION POLICY. Under the supervision of the Committee, TheraTx has developed a compensation policy which is designed to attract, retain and reward qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the financial performance of TheraTx. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of TheraTx as measured by his or her personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual experience, expertise and responsibility and is designed to be competitive with salary levels in the industry; (ii) annual incentive compensation which reflects individual and Company performance for the year; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the TheraTx stockholders.

      FACTORS. The principal factors which were considered in establishing the components of each executive officer's compensation package for the year ended December 31, 1995 are summarized below. However, the Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.


      - BASE SALARY. For comparative compensation purposes for the 1995 fiscal year, the Committee has, with the assistance of an independent compensation consultant, identified a peer group of companies which are comparable in size with the Company, which provide healthcare services or which compete with the Company for executive talent. The base salary for each officer is determined on the basis of specific compensation surveys and the following factors: the salary levels in effect for comparable positions at the peer group companies, the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Committee deems appropriate.


      For purposes of the stock price performance graph which appears later in this Proxy Statement, the Company has selected Long Term Care Composite ("LTCC") as the industry index. Four out of the eight companies included in that index were also among the companies which the Committee surveyed as part of the peer group for comparative compensation purposes. However, in selecting companies to survey for such compensation purposes, the Committee considers many factors not directly associated with stock price performance, such as differences in organizational structure and corporate culture, geographic location, growth rate, annual revenue and profitability, and market capitalization.

      - ANNUAL INCENTIVE COMPENSATION. Annual bonuses are earned by each executive officer primarily on the basis of the Company's achievement of certain corporate financial performance targets established for each fiscal year. For fiscal year 1995, bonuses were earned on the basis of the following factors: (i) the increase in the Company's earnings (before interest and taxes) over the prior fiscal year and (ii) the personal performance level of the executive officer. A portion of the Company's earnings for the 1995 fiscal year was accordingly set aside for distribution under the bonus pool, and each executive officer was awarded a share of that pool on the basis of the executive's performance for the year, the responsibilities assigned to the executive and the executive's relative position in the Company. The total cash compensation paid to the Company's executive officers for the 1995 fiscal year was, in most cases, competitive with the total cash compensation paid to executive officers in comparable positions at the peer group companies which compete with the Company for executive talent, based on the published

- ------------------
      (2) The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission (the "SEC") and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act").

1994 fiscal year data for those companies. The actual bonus paid for the year to each of the current executive officers named in the Summary Compensation Table is indicated in the Bonus column.

      - LONG-TERM INCENTIVE COMPENSATION. Each option grant under the 1994 Plan and the 1996 Plan is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business and to remain in the service of the Company. The Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and his or her existing holdings of unvested options. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position in the Company. However, the Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years).


           Options to purchase 1,105,000 shares of Common Stock were granted to the executive officers during the 1995 fiscal year. Currently, each of these options does not become exercisable unless either the optionee completes seven
(7) years of service with the Company measured from the grant date or certain performance criteria are achieved. The exercise price per share is $18.25. The Committee is considering modifications of the terms of these options to ensure that the options will continue to provide a meaningful equity incentive for such officers to remain in the Company's employ. Potential modifications may include, without limitation, changing or eliminating the performance criteria and changing the vesting period to a mere conventional time based vesting, although the Committee does not currently intend to change the exercise price of these options.

      - CEO COMPENSATION. The base salary established for the Company's Chief Executive Officer, Mr. John A. Bardis, for the year ended December 31, 1995 reflects the Committee's decision to maintain a level of stability and certainty with respect to this component of his compensation from year to year, and there was no intent to have this particular component of compensation affected to any significant degree by the Company's performance factors. Because it was the Committee's intent in setting Mr. Bardis' compensation for the 1995 fiscal year to have a greater emphasis on long-term equity incentive compensation than cash compensation. Mr. Bardis' base salary was maintained at a level below the median of the base salaries paid to other chief executive officers at comparable surveyed companies. Mr. Bardis was, however, awarded an option during 1995 to acquire 400,000 shares of the Company's Common Stock on the terms discussed in the preceding paragraph.

      TAX LIMITATION. As a result of federal tax legislation enacted in 1993, a publicly-held company such as TheraTx will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance-based. However, compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The compensation paid to the Company's executive officers for the year ended December 31, 1995 did not, and the compensation to be paid for the year ending December 31, 1996 is not expected to, exceed the $1 million limit per officer. In addition, the 1994 and 1996 Plans have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under those plans will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Committee has decided not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.


                                                Compensation Committee

                                                Craig T. Davenport
                                                Robert J. Erra
                                                L. John Wilkerson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee for the year ended December 31, 1995 were Messrs. Davenport and Erra, and Dr. Wilkerson. None of these individuals was at any time during the year ended December 31, 1995 an officer or employee of the Company or any of its subsidiaries.

      No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table sets forth the compensation awarded or earned, for services rendered to the Company in all capacities during the fiscal years ended December 31, 1993, 1994 and 1995, by (i) the Company's Chief Executive Officer and (ii) the Company's six other most highly compensated executive officers who were serving as executive officers as of December 31, 1995 (together, the "Named Executive Officers"). No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the year ended December 31, 1995 resigned or terminated employment during the fiscal year. During 1995, 1994 and 1993, no Named Executive Officer received any restricted stock award, stock appreciation right or payment under any long term incentive plan.

                                                                                                                   LONG-TERM
                                                                                                                   ---------
                                                                       ANNUAL COMPENSATION                       COMPENSATION
                                                                       -------------------                       ------------
                                                                                                                  SECURITIES
                                                                                           OTHER ANNUAL           UNDERLYING
    NAME AND PRINCIPAL POSITION            YEAR            SALARY         BONUS(1)         COMPENSATION           OPTIONS (#)
    ---------------------------            ----            ------         --------         ------------           -----------
John A. Bardis.....................        1995           $206,000         $45,732            $     --               400,000
President, Chief Executive                 1994            206,000          61,800             42,858(2)             226,667
Officer and Director                       1993            204,076          41,200                  --                    --

Bret W. Jorgensen..................        1995            150,000          28,500                  --               160,000
President, TheraTx Health                  1994            137,789          79,063             14,506(2)              88,333
Services Group and Director                1993            105,212          24,000             37,070(3)                  --

Donald R. Myll.....................        1995            140,000          25,900                  --               110,000
Senior Vice President and                  1994            124,583          41,458              9,655(2)              88,333
Chief Financial Officer                    1993             96,689          22,000             50,768(3)                  --

Laura E. Cayce.....................        1995            150,000          30,000                  --                90,000
President, PersonaCare Group               1994            126,875          28,164                  --                83,333
                                           1993            102,292          25,000                  --                16,666

Craig R. Reamsnyder................        1995            125,000          23,125                  --                90,000
Vice President and General                 1994            116,458          24,708                  --                63,333
Manager, Hospital Services                 1993             94,496          19,000                  --                50,000
Group

Louis E. Hallman, III..............        1995            125,000          25,000                  --                90,000
Vice President Corporate                   1994            110,521          26,051             26,865(2)              61,667
Development                                1993             86,917          17,000              4,207(3)                  --

William J. Haffey, Ph.D............        1995            125,000          25,000                  --                90,000
Vice President and Chief                   1994            108,750          26,125                  --                63,333
Clinical Information Services              1993             75,980          14,250                  --                33,333
Officer

- -----------------
(1) The bonuses reflected in the table for 1995 for all officers were earned in 1995 although not paid until 1996. The bonuses reflected for 1994 for Messrs. Bardis, Jorgensen, Myll and Hallman, and Ms. Cayce, and a portion of the bonus for Messrs. Reamsnyder and Haffey were earned in 1994 although not paid until 1995.

(2) "Other Annual Compensation" in 1994 is comprised of (i) relocation expenses of $42,858, $7,760 and $26,865 paid to or on behalf of Messrs. Bardis, Jorgensen and Hallman, respectively; and (ii) in the case of Messrs. Jorgensen and Myll, payments of $6,746 and $9,655, respectively, to reimburse them for the tax liability attributable to the relocation expenses previously paid to them.

(3) "Other Annual Compensation" in 1993 is comprised of (i) payments for unused vacation of $4,178, $6,852 and $4,207 to Messrs. Jorgensen, Myll and Hallman, respectively; and (ii) payments to Messrs. Jorgensen and Myll in the amount of $32,892 and $43,916, respectively, for relocation expenses and reimbursement of the tax liability attributable to the relocation expenses paid directly to each.

STOCK OPTIONS

      The following table sets forth, for the year ended December 31, 1995, information concerning the grant of options to purchase shares of Common Stock under the Company's 1994 Plan to the Named Executive Officers. No stock appreciation rights have been granted to any of the Named Executive Officers.

                OPTION/SAR GRANTS IN YEAR ENDED DECEMBER 31, 1995

                                               INDIVIDUAL GRANTS
                            --------------------------------------------------------
                                            PERCENT                                         POTENTIAL REALIZABLE
                             NUMBER OF     OF TOTAL                                           VALUE AT ASSUMED
                            SECURITIES      OPTIONS                                           ANNUAL RATES OF
                            UNDERLYING    GRANTED TO                                      STOCK PRICE APPRECIATION
                             OPTIONS       EMPLOYEES     EXERCISE OR      EXPIRATION         FOR OPTION TERM(3)
                                                                                             -----------------
NAME                         GRANTED(1)    IN 1995       BASE PRICE(2)       DATE             5%          10%
- ----                         ----------    -------       -------------       ----             --          ---
John A. Bardis                 400,000       19.43%        $18.25           03/21/05       $4,590,931  $11,634,320

Bret W. Jorgensen              160,000        7.77          18.25           03/21/05        1,836,372    4,653,728

Donald R. Myll                 110,000        5.34          18.25           03/21/05        1,262,506    3,199,438

Laura E. Cayce                  90,000        4.37          18.25           03/21/05        1,032,959    2,617,722

Craig R. Reamsnyder             90,000        4.37          18.25           03/21/05        1,032,959    2,617,722

Louis E. Hallman, III           90,000        4.37          18.25           03/21/05        1,032,959    2,617,722

William J. Haffey, Ph.D.        90,000        4.37          18.25           03/21/05        1,032,959    2,617,722

- ---------------

(1) Each of the options was granted March 21, 1995 and will vest upon the earlier of (i) the optionee's completion of seven (7) years of service measured from such grant date or (ii) the attainment of certain performance milestones based upon specific earnings per share targets or an acquisition of the Company at certain prescribed minimum valuation thresholds. The Company believes that the options will help ensure continuity of management and will focus management on the long-term enhancement of stockholder value.

(2) The exercise price per share of the options granted was equal to the closing market price of the underlying shares of Common Stock on the date the options were granted. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving the same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

OPTION EXERCISES AND HOLDINGS


      The following table sets forth certain information concerning the exercise of options by Messrs. Haffey, Clark and Reamsnyder and Ms. Cayce during fiscal year 1995, including the aggregate amount of gain realized at the time of exercise. No other Named Executive Officer exercised options during 1995. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive

Officers as of December 31, 1995. Also reported are values of "in-the-money" options that represent the difference between the respective exercise prices of outstanding stock options and the closing selling price of the Common Stock as of December 29, 1995, as reported on the Nasdaq National Market. No stock appreciation rights were exercised during fiscal year 1995 nor were any outstanding at December 29, 1995.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995
                    AND OPTION VALUES AS OF DECEMBER 31, 1995


                              SHARES                             NUMBER OF                   VALUE OF UNEXERCISED
                             ACQUIRED                      SECURITIES UNDERLYING                  IN-THE-MONEY
                                ON          VALUE           UNEXERCISED OPTIONS                     OPTIONS(1)
                                                            -------------------                     ---------
           NAME              EXERCISE    REALIZED(2)   EXERCISABLE       UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
           ----              --------    ----------    -----------       -------------    -----------      -------------
John A. Bardis..............     0          $0          56,667(3)           570,000         $200,003            0
Bret W. Jorgensen...........     0           0          24,583(4)           223,570           99,998            0
Donald R. Myll..............     0           0          24,583(5)           173,750           99,998            0
Craig Reamsnyder............  31,110       487,166      39,723(6)           132,500          342,174            0
Laura E. Cayce..............   8,153       158,127      34,276(7)           147,570          173,070            0
Louis E. Hallman, III.......     0           0          19,167(8)           132,500           87,503            0
William J. Haffey, Ph.D.....  48,477       712,936      21,223(9)           141,000          133,549            0
B. Wayne Clark..............  22,000       358,690      20,666(10)           99,000           24,998            0



- ---------------

(1) Calculated based on the closing sale price at December 29, 1995 of $12.00 per share, less the applicable exercise price.


(2) Calculated as the excess of the fair market value of the purchased shares on the exercise date over the aggregate option exercise paid for the shares.

(3) As of December 31, 1995, 42,778 of the shares issuable upon exercise of options held by Mr. Bardis were vested.

(4) As of December 31, 1995, 17,639 of the shares issuable upon exercise of options held by Mr. Jorgensen were vested.

(5) As of December 31, 1995, 17,639 of the shares issuable upon exercise of options held by Mr. Myll were vested.

(6) As of December 31, 1995, 20,278 of the shares issuable upon exercise of options held by Mr. Reamsnyder were vested.

(7) As of December 31, 1995, 24,205 of the shares issuable upon exercise of options held by Ms. Cayce were vested.

(8) As of December 31, 1995, 13,090 of the shares issuable upon exercise of options held by Mr. Hallman were vested.

(9) As of December 31, 1995, 10,458 of the shares issuable upon exercise of options held by Dr. Haffey were vested.

(10) As of December 31, 1995, 8,512 of the shares issuable upon exercise of options held by Mr. Clark were vested.



MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS


         None of the Company's executive officers have employment agreements with TheraTx, and their employment may be terminated at any time at the discretion of the Board of Directors. On April 25, 1996, the Board of Directors approved the adoption of the Executive Officers' Severance Policy (the "Severance Policy") for the Company's executive officers, pursuant to which each such executive officer will become entitled to special severance benefits in the event his or her employment is involuntarily terminated in connection with certain changes in control of the Company.


         A change in control is defined under each agreement to include: (i) an acquisition of the Company by merger or consolidation in which the Company is not the surviving entity, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger, (iv) the acquisition of securities possessing fifty percent (50%) or more of the total combined voting power of the Company's outstanding securities pursuant to a transaction effected without the approval of the TheraTx Board, (v) a change in the composition of the TheraTx Board over any period of 36 months or less such that a majority of the Board ceases to be comprised of individuals who either (A) have been Board members since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by a majority of the continuing Board members described in clause (A) or (vi) the issuance by the Company of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (determined after such issuance) in a single transaction or a series of related transactions.


         Should an executive officer's employment be involuntarily terminated (other than for cause) within a designated period (20 or 24 months, as determined by the Board of Directors) following a change in control, then that officer will become entitled to the following severance benefits from the
Company: (i) a cash lump sum payment equal to such executive officer's base salary for a designated 20 or 24 month period and (ii) a cash lump sum payment equal to the then current monthly health care insurance premium paid by the Company for such executive officer, multiplied by 20 or 24, as the case may be.


         Involuntary termination is defined as the termination of the officer's employment, whether voluntary or involuntary (other than for cause), following a material reduction in the officer's level of responsibilities, a reduction in his or her compensation or a change in job location without his or her consent. Termination for cause includes any involuntary termination attributable to the officer's fraudulent behavior or other intentional misconduct adversely affecting the business reputation of the Company in a material manner.


         In addition, the Compensation Committee will have the discretionary authority as administrator of the 1994 Plan and the 1996 Plan to provide for the accelerated vesting of options held by executive officers in connection with a change in control of the Company. Under both the 1994 Plan and the 1996 Plan, all options held by executive officers automatically vest in connection with certain changes of control in which the options are not assumed by the acquiring company. Furthermore, under the 1996 Plan, executive officers' options will vest in the event of an involuntary termination (other than for cause) within certain designated periods following a change in control.

         Should the total value of all payments or benefits which vest or become due to an executive officer in connection with his or her termination of employment following the occurrence of a change in control, as described above, constitute an excess parachute payment under the federal tax laws, then the Company will provide such executive officer with a cash lump sum payment equal to 145% of the excise tax initially payable by such executive. The Company will not, however, provide any such payment to the extent the excise taxes are attributable to accelerated vesting of stock option grants or restricted stock issuances made to the executive officer within one year prior to the change of control.


THE 1994 STOCK OPTION/STOCK ISSUANCE PLAN

PLAN BACKGROUND AND STRUCTURE


         The Company's 1994 Stock Option/Stock Issuance Plan (the "1994 Plan") is the successor equity incentive program to the Company's 1990 Stock Option Plan, as amended. The 1994 Plan was originally adopted by the Board of Directors on March 3, 1994 and approved by the Company's stockholders on June 15, 1994. On July 16, 1994, October 27, 1994 and March 21, 1995, the Board approved increases in the number of shares authorized for grant under the 1994 Plan of 75,000, 900,000, and 1,800,000 shares, respectively. Such increases were approved by the Company's stockholders at the 1995 Annual Meeting of Stockholders held May 31, 1995.

         A total of 4,495,467 shares of Common Stock has been reserved for issuance over the ten year term of the 1994 Plan. In no event may any one participant in the 1994 Plan be granted stock options, separately exercisable stock appreciation rights or direct stock issuances for more than 1,498,489 shares in the aggregate over the term of the 1994 Plan after December 31, 1994. As of February 29, 1996, a total of 1,145,590 shares had been issued under the 1994 Plan, 3,325,239 shares were subject to outstanding options and 24,638 shares were available for future grant under the 1994 Plan.

         The 1994 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program under which eligible individuals may be granted options to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value of such shares on the grant date; (ii) a Stock Issuance Program under which such individuals may be issued shares of Common Stock directly, either through the purchase of such shares at a price not less than 85% of their fair market value at the time of issuance or as a bonus tied to the performance of services or the Company's attainment of financial objectives; and (iii) an Automatic Option Grant Program under which eligible non-employee Board members may be granted options to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of such shares on the grant date. The terms of the Automatic Option Grant Program under the 1996 Plan are identical to the terms of the Automatic Option Grant Program under the 1996 Plan, except that the initial 25,000-share option grants which were made under the 1994 Plan at the 1995 Annual Stockholders Meeting were reduced by certain prior option grants made to the non-employee Board members. No further option grants to non-employee Board members will be made under the Automatic Option Grant Program of the 1994 Plan once the 1996 Plan is approved by the stockholders at the Annual Meeting.


         The Discretionary Option Grant Program and the Stock Issuance Program are administered by the Compensation Committee. The Committee has complete discretion to determine which eligible individuals are to receive option grants or stock issuances, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the Federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.


         Upon an acquisition of the Company by merger or asset sale, the vesting of outstanding options and unvested stock issuances will accelerate under certain circumstances.


         Stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program which provide the holders with the election to surrender their outstanding options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may be made in cash or in shares of Common Stock.

         The Committee has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

         The Committee may permit one or more optionees to pay the exercise price of outstanding options under the 1994 Plan by delivering a promissory note payable in installments. The Committee will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Committee, over the optionee's period of service.

         The Board may amend or modify the 1994 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1994 Plan at any time, and the 1994 Plan will in all events terminate on March 2, 2004.

RECENT STOCK AWARDS UNDER THE 1994 PLAN

         The following table sets forth certain information regarding the options granted under the 1994 Plan since January 1, 1995 to (i) the Company's Named Executive Officers, (ii) the Company's non-employee directors, (iii) all executive officers as a group, (iv) all non-employee directors as a group, and
(v) all employees as a group.

                                                                               NUMBER OF
                                                                                OPTION             EXERCISE
NAME                                                                            SHARES               PRICE
- ----                                                                            ------               -----
EXECUTIVE OFFICERS
John A. Bardis........................................................          400,000(1)           $18.25
Bret W. Jorgensen.....................................................          160,000(1)            18.25
Donald R. Myll........................................................          110,000(1)            18.25
Laura E. Cayce........................................................           90,000(1)            18.25
Craig R. Reamsnyder...................................................           90,000(1)            18.25
Louis E. Hallman, III.................................................           90,000(1)            18.25
William J. Haffey, Ph.D...............................................           90,000(1)            18.25
Jonathan H. Glenn.....................................................           10,000(1)            18.25
B. Wayne Clark........................................................           65,000(1)            18.25


DIRECTORS
Craig T. Davenport....................................................           18,333               14.00
Robert J. Erra........................................................           18,333               14.00
Patrick T. Hackett....................................................           25,000(2)            14.00
W.  David Holder......................................................           18,333               14.00
Donald B. Milder......................................................           18,333               14.00
L.  John Wilkerson....................................................           18,333               14.00

All current executive officers as a group.............................        1,105,000               18.25(3)
         (9 persons)

All non-employee directors as a group.................................          116,665               14.00(3)
         (6 persons)

All employees, including current officers who are.....................          789,482(2)(3)         15.28(3)
         not executive officers as a group (374 persons)


- ----------------------

(1) These options, granted March 21, 1995, will vest upon the earlier of seven (7) years following the date of grant or on such dates as the Company achieves certain performance criteria. The performance criteria may either be fulfilled by the Company achieving certain earnings per share targets or the Company being acquired at certain minimum price thresholds.


(2) The economic benefit of the option granted to Mr. Hackett has been assigned to E. M. Warburg, Pincus & Co., Inc., or an affiliate thereof, for the account of Warburg, Pincus Investors, L.P.

(3) Exercise price per share is equal to the weighted average exercise price per share.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in TheraTx's Proxy Statement for next year's Annual Meeting of Stockholders is December 31, 1996. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.


                                 OTHER BUSINESS


         The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                              THERATX, INCORPORATED

                                      PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 30, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 30, 1996 and the proxy statement and appoints John A. Bardis and Donald R. Myll, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of TheraTx, Incorporated which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of TheraTx to be held at the Doubletree Hotel at Concourse, Atlanta, Georgia on Thursday, May 30, 1996 at 9:00 a.m. Eastern Daylight Savings Time, and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

1. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 50,000,000.

           FOR                  AGAINST                   ABSTAIN
           / /                    / /                       / /

2.    APPROVAL OF THE COMPANY'S 1996 STOCK OPTION/STOCK ISSUANCE PLAN.

           FOR                  AGAINST                   ABSTAIN
           / /                    / /                       / /

3.    APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

           FOR                  AGAINST                   ABSTAIN
           / /                    / /                       / /

4.    ELECTION OF DIRECTORS

      / / FOR all nominees      / / WITHHOLD AUTHORITY      / / EXCEPTIONS
          listed below              to vote for all nominees

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX, AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
BELOW:

                BRET W. JORGENSEN
                CRAIG T. DAVENPORT
                ROBERT J. ERRA
                PATRICK T. HACKETT

5. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996.

           FOR                  AGAINST                   ABSTAIN
           / /                    / /                       / /

      The Board of Directors recommends a vote FOR each of the director nominees listed above and for the other proposals set forth above. This Proxy, when properly executed, will be voted as specified above. This Proxy will be voted FOR Proposals No. 1, 2, 3 and 5 and FOR each of the nominees listed under Proposal No. 4 if no specification is made. THIS PROXY WILL ALSO BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH MATTERS OTHER THAN THE FIVE SPECIFIC ITEMS AS MAY COME BEFORE THE MEETING.

Please print the name(s) appearing
on each share certificate(s) over
which you have voting authority:                                       Dated:

                    (Print name(s) as it (they) appear on certificate)

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person

                            (Authorized Signature(s))


PLEASE RETURN YOUR EXECUTED PROXY TO THERATX'S AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO THERATX'S ATTENTION: CHIEF FINANCIAL OFFICER.



                                        2